Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Air Products and Chemicals, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-141336, 333-141337, 333-149813, 333-158102, 333-165563, 333-172889, 333-172890, 333-180122, 333-180123, 333-188643, 333-196000, 333-204387, 333-204388, 311-211476) on Form S-8 and registration statement (No. 333-200537) on Form S-3 of Air Products and Chemicals, Inc. of our report dated 21 November 2016, with respect to the consolidated balance sheets of Air Products and Chemicals, Inc. and Subsidiaries as of 30 September 2016 and 2015, and the related consolidated income statements, consolidated comprehensive income statements, consolidated statements of cash flows, and equity for each of the years in the three-year period ended 30 September 2016, the effectiveness of internal control over financial reporting as of 30 September 2016, and the related financial statement schedule which report appears in the 30 September 2016 Annual Report on Form 10-K of Air Products and Chemicals, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

21 November 2016